                                                                  Exhibit T3B-20
                                    BYLAWS

                                      OF

                           JOY POWER PRODUCTS, INC.

                          A Pennsylvania Corporation


                                   ARTICLE I

                                    OFFICES

     SECTION 1.1  Registered Office. The registered office of the Corporation in
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the Commonwealth of Pennsylvania shall be located at 600 2nd Street, Suite
500, Harrisburg, Pennsylvania 17101. The name of the Corporation's registered agent at such address shall be Lexis Document Services. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

     SECTION 1.2  Other Offices. The Corporation may also have offices at such
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other places, both within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

     SECTION 2.1  Place and Time of Meetings. An annual meeting of the
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shareholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Board of Directors.

     SECTION 2.2  Special Meetings. Special meetings of shareholders may be
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called for any purpose and may be held at such time and place, within or without the Commonwealth of Pennsylvania, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Board of Directors or the President.

     SECTION 2.3  Place of Meetings. The Board of Directors may designate any
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place, either within or without the Commonwealth of Pennsylvania, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

     SECTION 2.4  Notice.  Whenever shareholders are required or permitted to
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take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 2.5  Shareholders List. The officer having charge of the stock
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ledger of the Corporation shall make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     SECTION 2.6  Quorum. The holders of a majority of the outstanding shares of
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capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the Articles of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

     SECTION 2.7  Adjourned Meetings. When a meeting is adjourned to another
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time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 2.8  Vote Required. When a quorum is present, the affirmative vote
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of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 2.9  Voting Rights. Except as otherwise provided by the
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Pennsylvania Business Corporation Law or by the Articles of Incorporation of the Corporation or any amendments thereto and subject to Section 6.3 hereof, every shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock held by such shareholder.

     SECTION 2.10  Proxies. Each shareholder entitled to vote at a meeting of
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shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     SECTION 2.11  Action by Written Consent. Unless otherwise provided in the
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Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the shareholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the Commonwealth of Pennsylvania, or the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. All consents properly delivered in accordance with this Section 2.11 shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this Section 2.11, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 3.1  General Powers. The business and affairs of the Corporation
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shall be managed by or under the direction of the Board of Directors.

     SECTION 3.2  Number, Election and Term of Office. The number of directors
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which shall constitute the whole Board shall be one or more, which number shall be established from time to time by resolution of the Board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the shareholders, except as provided in Section 3.4. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     SECTION 3.3  Removal and Resignation. Any director or the entire Board of
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Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. Any director may resign at any time upon written notice to the Corporation.

     SECTION 3.4  Vacancies. Vacancies and newly created directorships resulting
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from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

     SECTION 3.5  Annual Meetings. The annual meeting of each newly elected
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Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.

     SECTION 3.6  Other Meetings and Notice. Regular meetings, other than the
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annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board of Directors may be called by or at the request of the President on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the President must call a special meeting on the written request of a majority of the directors.

     SECTION 3.7  Quorum, Required Vote and Adjournment. A majority of the total
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number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8  Committees. The Board of Directors may, by resolution passed
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by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 3.9  Committee Rules. Each committee of the Board of Directors may
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fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 3.8, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     SECTION 3.10  Communications Equipment. Members of the Board of Directors
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or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 3.10 shall constitute presence in person at the meeting.

     SECTION 3.11  Waiver of Notice and Presumption of Assent. Any member of the
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Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     SECTION 3.12  Action by Written Consent. Unless otherwise restricted by the
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Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE IV

                                   OFFICERS

     SECTION 4.1  Number.  The officers of the Corporation shall be elected by
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the Board of Directors and shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

     SECTION 4.2  Election and Term of Office. The officers of the Corporation
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shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     SECTION 4.3  Removal. Any officer or agent elected by the Board of
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Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.4  Vacancies. Any vacancy occurring in any office because of
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death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors then in office.

     SECTION 4.5  Compensation. Compensation of all officers shall be fixed by
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the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

     SECTION 4.6  The President. The President shall be the chief executive
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officer of the Corporation; shall preside at all meetings of the shareholders and Board of Directors at which he or she is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these bylaws.

     SECTION 4.7  Vice Presidents. The Vice President, or, if there shall be
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more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these bylaws may, from time to time, prescribe.

     SECTION 4.8  The Secretary and Assistant Secretaries. The Secretary shall
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attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the President or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or Secretary may, from time to time, prescribe.

     SECTION 4.9  The Treasurer and Assistant Treasurer. The Treasurer shall
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have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the President or these bylaws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the President or Treasurer may, from time to time, prescribe.

     SECTION 4.10  Other Officers, Assistant Officers and Agents. Officers,
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assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

     SECTION 4.11  Absence or Disability of Officers. In the case of the absence
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or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                   ARTICLE V

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS


     SECTION 5.1 Except as provided in Section 5.7, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the Pennsylvania Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 5.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Pennsylvania Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Article
V. The Corporation may, by action of the Board of Directors, provide indemnification to an employee or agent of the Corporation or to a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the Corporation owns fifty percent (50%) or more with the same scope and effect as the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board of Directors.

     SECTION 5.2 If a claim under Section 5.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the Corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Pennsylvania Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Pennsylvania Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct set forth in the Pennsylvania Business Corporation Law, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the Corporation.

     SECTION 5.3 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     SECTION 5.4 The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Pennsylvania Business Corporation Law.

     SECTION 5.5 For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 5.6 In the event that any of the provisions of this Article V (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     SECTION 5.7 The Corporation's indemnification obligations for claims arising before the effective date of the Corporation's plan of reorganization (the "Plan") in the Corporation's bankruptcy proceedings commenced on June 7, 1999 pursuant to chapter 11 of title 11 of the United States Code shall be limited and qualified as provided in Section XIV(D) of the Plan.

                                  ARTICLE VI

                             CERTIFICATES OF STOCK

     SECTION 6.1  Form. Every holder of stock in the Corporation shall be
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entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such President, Vice President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

     SECTION 6.2  Lost Certificates. The Board of Directors may direct a new
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certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 6.3  Fixing a Record Date for Shareholder Meetings. In order that
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the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6.4  Fixing a Record Date for Action by Written Consent. In order
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that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the Commonwealth of Pennsylvania, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     SECTION 6.5  Fixing a Record Date for Other Purposes. In order that the
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Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 6.6  Registered Shareholders. Prior to the surrender to the
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Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     SECTION 6.7  Subscriptions for Stock. Unless otherwise provided for in the
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subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                                  ARTICLE VII

                              GENERAL PROVISIONS

     SECTION 7.1  Dividends. Dividends upon the capital stock of the
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Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 7.2  Checks, Drafts or Orders. All checks, drafts, or other orders
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for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

     SECTION 7.3  Contracts. The Board of Directors may authorize any officer or
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officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 7.4  Loans. The Corporation may lend money to, or guarantee any
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obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 7.4 contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

     SECTION 7.5  Fiscal Year. The fiscal year of the Corporation shall be fixed
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by resolution of the Board of Directors.

     SECTION 7.6  Corporate Seal. The Board of Directors shall provide a
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corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Pennsylvania." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 7.7  Voting Securities Owned By Corporation. Voting securities in
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any other corporation held by the Corporation shall be voted by the President, any Vice President, the Secretary or any Assistant Secretary, as directed in each case by the Board of Directors, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     SECTION 7.8  Inspection of Books and Records. Any shareholder of record, in
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person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business.

     SECTION 7.9  Section Headings. Section headings in these bylaws are for
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convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     SECTION 7.10  Inconsistent Provisions. In the event that any provision of
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these bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the Pennsylvania Business Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                 ARTICLE VIII

                                  AMENDMENTS

     These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.